                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                             -----------------------

                          Date of Report: May 18, 2005

                               OUTLOOK GROUP CORP.
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Wisconsin                          000-18815                          39-1278569
------------------------------------        -----------                   ------------------
(State or other jurisdiction                (Commission                     (I.R.S. Employer
of incorporation)                           File Number)                   Identification No.)


1180 American Drive, Neenah, Wisconsin               54956
--------------------------------------               -----
(Address of principal executive offices)             (Zip Code)



               Registrant's telephone number, including area code:
                                 (920) 722-2333


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

         On May 18, 2005, upon the recommendation of the Compensation Committee and the approval of the Board of Directors, Outlook Group Corp. ("OGC") entered into an Amended and Restated Employment Agreement with Joseph J. Baksha (the "Baksha Agreement"). The Baksha Agreement becomes effective on June 1, 2005 and governs the terms of his employment as President and Chief Executive Officer of OGC. Among other things, the Baksha Agreement is for a three year term and, effective June 1, 2005, sets an initial annual salary of $250,000, provides a revised formula bonus determined by reference to OGC's per share earnings, and continues to provide for specified payments to Mr. Baksha in the case of his severance under certain circumstances and in the event of a change in control of OGC. The Baksha Agreement also includes non-competition and confidentiality provisions. Reference is made to the text of the Baksha Agreement, which is filed as Exhibit 10.1 to this Report on Form 8-K.

         On the same date, with the same approvals, OGC entered into an Amended and Restated Change in Control Agreement with Richard C. Fischer (the "Fischer Agreement"), also effective as of June 1, 2005. The Fischer Agreement reflects that the Chairman position will no longer be deemed an executive position with OGC, notes his $50,000 payment for service as Chairman for fiscal 2006 and continues to provide for specified payments in the event of a change in control. Reference is made to the text of the Fischer Agreement, which is filed as
Exhibit 10.2 to this Report on Form 8-K.

         The Compensation Committee and Board of Directors also approved in concept the entry into change in control agreements to further formalize existing change in control arrangements with Jeffry H. Collier, Senior Vice President, and Paul M. Drewek, Chief Financial Officer. Those new formal agreements are in the process of being finalized, and will be filed when completed and executed.

         The Board of Directors also approved a new schedule of fees for directors for Board and Committee service and meetings, to be effective in fiscal 2006. Reference is made to the text of that schedule, which is filed as
Exhibit 10.3 to this Report on Form 8-K.

         Subject to shareholder approval at the 2005 Annual Meeting, the Board of Directors has approved the 2005 Stock Incentive Plan ("2005 Plan"), which would permit awards relating to up to 200,000 shares of OGC common stock, either as stock options or restricted stock. Since the 2005 Plan is expressly subject to shareholder approval, it is not yet considered to be a "material agreement" of OGC.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

         (a) Not applicable.

         (b) On May 18, 2005, effective as of June 1, 2005, Richard C. Fischer retired as Chief Executive Officer of OGC. Mr. Fischer will remain Chairman of the Board and a director of OGC.

         (c) On May 18, 2005, effective as of June 1, 2005, the OGC Board of Directors appointed Joseph J. Baksha, currently OGC's President and Chief Operating Officer, as OGC's

President and Chief Executive Officer. Mr. Baksha, age 52, has served as OGC's President and Chief Operating Officer for more than nine years. See the description of the Baksha Agreement in Item 1.01, which is incorporated by reference in this item, for information on Mr. Baksha's employment agreement.

         (d) Not applicable.

Item 9.01. Exhibits

Exhibit 10.1 Amended and Restated Employment Agreement between OGC and Joseph Baksha, dated as of May 18, 2005

Exhibit 10.2 Amended and Restated Change in Control Agreement between OGC and Richard C. Fischer, dated as of May 18, 2005

Exhibit 10.3 Schedule of Board and Committee Fees (effective for fiscal 2006)

                                    * * * * *

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: May 20, 2005                            OUTLOOK GROUP CORP.
                                              (Registrant)

                                              By: /s/ Paul M. Drewek
                                                  ------------------------------
                                                  Paul M. Drewek
                                                  Chief Financial Officer